EXHIBIT 99.18
AMENDMENT NO. 2
TO
TIME CHARTER PARTY
January 5, 2006
Reference is hereby made to the Time Charter Party, dated October 20, 2004 (the “Time Charter”), between Consul Ltd., a company incorporated in the Islands of Bermuda (the “Owners”) and Stena Bulk AB, a company incorporated in Sweden (the “Charterers”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Time Charter. The Owners and the Charterers together jointly the “Parties” and each respectively a “Party”.
Now it is agreed by the Parties as follows:
1. Clause 4 (Period Trading date of Limits)
The Parties agree and acknowledge that the charter period for the vessel shall be six (6) years instead of five (5) years, unless extended under Clause 49 as amended.
2. Clause 47 (Basic Hire)
The schedule set forth in Clause 47 (as amended by Amendment No. 1 dated 11 April 2005) shall be deleted and replaced by the following:

Period	Basic Hire
1 (Delivery Date – November 10, 2005)	$15,500
2 (November 11, 2005 – November 10, 2006)	$15,765
3 (November 11, 2006 – November 10, 2007)	$16,043
4 (November 11, 2007 – November 10, 2008)	$16,335
5 (November 11, 2008 – November 10, 2009)	$16,642
6 (November 11, 2009 – November 10, 2010)	$16,964
Option 1 (November 11, 2010 – November 10, 2011)	$17,303
Option 2 (November 11, 2011 – November 10, 2012)	$17,658
Option 3 (November 11, 2012 – November 10, 2013)	$18,031
3. Clause 48 (B) (Calculation of Additional Hire)
The Parties agree and acknowledge that when the Brokers Panel is to determine the Average Spot Rates in the way set forth in Clause 48 (B) of the Time Charter, the Rotterdam to New York tanker route shall be based on 37,000 tonnes clean instead of 33,000 tonnes clean. Further, the Curacao to New York tanker route shall be based on 38,000 tonnes clean instead of 30,000 tonnes clean. In addition, it is agreed that the notional Skikda-Rotterdam product tanker route (i.e. Skikda to Rotterdam with 30,000 tonnes clean) shall be deleted and, thus, no longer be considered when the Broker Panel is determining the Average Spot Rates. Consequently, the standard notional round voyages routes to be considered by the Brokers Panel shall be Rotterdam to New York and Curacao to New York.
Further, when calculating the weighted average of the Daily Value, the weight to apply for each notional round voyage tanker route shall be:
Rotterdam to New York – 40%
Curacao to New York – 60%
4. Clause 48 (B) f. (Calculation of Additional Hire)
The speed and consumption at sea shall be 14 knots at 36 tonnes per day in laden condition (instead of 39 tonnes) and 14 knots at 35 tonnes per day in ballast condition (instead of 38 tonnes) less a steaming allowance of 7.5 percent applied to the speeds to allow for weather and navigation. Thus, the daily average fuel consumption at sea shall be 35.5 tonnes per day.
5. Clause 48 (B) g. (Calculation of Additional Hire)
This Clause shall be deleted and substituted by the following wording.
“Bunkers in port — all inclusive (i.e. loading, discharging, idling etc.) — shall be 40 tonnes per cargo;”
6. Clause 48 (B) (Calculation of Additional Hire)
The Parties agree that the Calculation Illustrations shall be substituted with the Calculation Illustrations attached hereto as Exhibit 1.
7. Clause 48 (C) (Adjustment for the first three calendar quarters)
This Clause shall not apply.
8. Clause 49 (Options)
The Parties agree that the Charterers shall have three one-year options to extend the Charter, with each such option to be declared by the Charterers in writing no less than six (6) months prior to the expiry of the charter period in effect at that time.
9. Clause 71 (Speed and Consumptions Figures)
This Clause shall be deleted and substituted with the following wording.
”In addition to Clause 24 (a) speed and consumption:
Laden/Ballast Fuel Oil 380 CST:

Speed	Consumption laden	Consumption ballast
14.0 knots	36 tons per day	—
14.0 knots	—	35 tons per day

From the above mentioned speeds there shall be deducted a steaming allowance of 7.5 per cent to allow for weather and navigation.

Idle in port or stand by:	5 tons per day
Loading:	7.5 tons per day
Pumping at full capacity:	25 tons per cargo”
This Addendum is supplemental to and shall constitute an integral part of the Time Charter.
Save as explicitly provided above, the terms and conditions of the Time Charter shall remain unaltered and in full force and effect.
IN WITNESS WHEREOF, the Parties hereto have executed this Addendum in two (2) originals, of which the Parties have taken one each, on and as of the day below written.

CONSUL LTD.	STENA BULK AB

/s/ CHRISTOPHER G. GARROD	/s/ NILS-ERIK OLSSON

Exhibit 1 Time Charter Party for Stena Consul
Calculation Illustrations
Rotterdam to New York
     Data used:
1) Average Spot Rate (determined by Brokers Panel) = W300
2) Worldscale Flat = $7.48
3) Cargo size = 37,000
4) Voyage duration = 27.16 days
5) Bunker price = $180 per tonne
6) Bunkers used = 808.93 tonnes
7) Port charges = $88,000
8) Calculation of freight income:
     1) multiplied by 2) = $3.00 x 7.48 = 22.44
      $22.44 x 3) 37,000 = $830,280
9) Calculation of voyage income:

Freight income	$830,280
less:
2.50 % broker commissions	(20,757)
1.25 % commercial management fees	(10,379)
Bunker costs 5) x 6)	(145,607)
Port charges 7)	(88,000)

(264,743)
Voyage income	$565,537
10) Calculation of Daily Value
     9) / 4) = $565,537 / 27.16 = $20,822
Curacao to New York
     Data used:
1) Average Spot Rate (determined by Brokers Panel) = W300
2) Worldscale Flat = $4.61
3) Cargo size = 38,000
4) Voyage duration = 16.84 days
5) Bunker price = $180 per tonne
6) Bunkers used = 442.57 tonnes
7) Port charges = $60,000
8) Calculation of freight income:
     1) multiplied by 2) = 3.00 x 4.61 = 13.83
      $13.83 x 3) 38,000 = $525,540
9) Calculation of voyage income:

Freight income	$525,540
less:
2.50 % broker commissions	(13,139)

1.25 % commercial management fees	(6,569)
Bunker costs 5) x 6)	(79,663)
Port charges 7)	(60,000)

(159,371)
Voyage income	$366,169
10) Calculation of Daily Value
     9) / 4) = $366,169 / 16.84 = $21,744
     Calculation of Time Charter Equivalent Hire

Daily Value Rotterdam to New York x 40%	$8,329
Daily Value Curacao to New York x 60%	$13,046
Time Charter Equivalent Hire	$21,375